EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-46273), pertaining to the 1998 Stock Option Plan;
(2)	Registration Statement (Form S-8 No. 33-48901), pertaining to the MSC Industrial Direct 401(k) Plan;
(3)	Registration Statement (Form S-8 No. 33-84124), pertaining to the 2001 Stock Option Plan;
(4)	Registration Statement (Form S-8 No. 33-70293), pertaining to the Associate Stock Purchase Plan;
(5)	Registration Statement (Form S-8 No. 33-130899), pertaining to the 2005 Omnibus Equity Plan;
(6)	Registration Statement (Form S-8 No. 333-156850), pertaining to the MSC Industrial Direct Co., Inc. Amended and Restated Associate Stock Purchase Plan;

of our report dated October 22, 2009, with respect to the consolidated financial statements and schedule of MSC Industrial Direct Co., Inc. and Subsidiaries, included herein, and our report dated October 22, 2009, with respect to the effectiveness of internal control over financial reporting of MSC Industrial Direct Co., Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of MSC Industrial Direct Co., Inc. and Subsidiaries for the year ended August 29, 2009.

/s/ Ernst & Young LLP

Melville, New York
October 22, 2009